LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE



   FREE WRITING PROSPECTUS FOR INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED
                             TRUST, SERIES 2006-H4

              (FILED PURSUANT TO RULE 433; SEC FILE NO. 333-134691)
















The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at WWW.SEC.GOV. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE


--------------------------------------------------------------------------------
                          PRELIMINARY SUMMARY OF TERMS
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                          $[650,000,000] (APPROXIMATE)
                        INDYMAC HOME EQUITY MORTGAGE LOAN
                       ASSET-BACKED NOTES, SERIES 2006-H4

--------------------------------------------------------------------------------









--------------------------------------------------------------------------------

                              INDYMAC BANK, F.S.B.
                         (SPONSOR, SELLER AND SERVICER)


                                     [MBIA]
                                  (GUARANTOR)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                               CONTACTS
--------------------------------------------------------------------------------------------
Syndicate                        Pat Quinn/ Dan Covello / Paul Tedeschi     (212) 526-9519

Mortgage Finance                 Tom O'Hara                                 (212) 526-6469
                                 Shiv Rao                                   (212) 526-6205
                                 Vinay Khandelwal                           (212) 526-2755
                                 Vikram Nidamaluri                          (212) 526-1486

Structuring                      Sei-Hyong Park                             (212) 526-0203
                                 Manoj Gupta                                (212) 526-1453
--------------------------------------------------------------------------------------------












The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

This preliminary term sheet does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This preliminary term sheet is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this preliminary term sheet may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this preliminary term sheet may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuing entity of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this preliminary term sheet, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this preliminary term sheet is attached relating to:

(1)  these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3)  these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


IRS CIRCULAR 230 NOTICE

This free writing prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. This free writing prospectus is written and provided by the underwriter in connection




The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

with the promotion or marketing of the transactions or matters addressed herein. Investors should seek advice based on their particular circumstances from an independent tax advisor.
















The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE


----------------------------------------------------------------------------------------------------------------------
                               INDYMAC HOME EQUITY MORTGAGE LOAN ASSET BACKED NOTES 2006-H4
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                                         TO MATURITY
----------------------------------------------------------------------------------------------------------------------
                                                      Est.     Est. Prin.    Expected     Stated          Expected
               Approx.                                WAL       Window         Final       Final           Ratings
                Size               Type     BMark    (yrs)       (mos)        Maturity   Maturity (1)   (Moody's/S&P)

            $[650,000,000]      Flt - PT   1 m LI    2.41      1 - 145       1/25/2019   3/25/2037       Aaa / AAA
----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                                            TO 10% OPTIONAL REDEMPTION ("CALL") (2)
----------------------------------------------------------------------------------------------------------------------
                                                      Est.     Est. Prin.    Expected     Stated           Expected
               Approx.                                WAL       Window         Final       Final            Ratings
                Size               Type     BMark    (yrs)       (mos)        Maturity   Maturity (1)   (Moody's/ S&P)

            $[650,000,000]      Flt - PT   1 m LI    2.21      1 - 69        9/25/2012   3/25/2037       Aaa / AAA

----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                                                  PRICING SPEED
----------------------------------------------------------------------------------------------------------------------

                                          40% CPR / 10% Constant Draw Rate ("CDR")
----------------------------------------------------------------------------------------------------------------------



(1) THE STATED FINAL MATURITY DATE WITH RESPECT TO THE NOTES IS THE PAYMENT DATE SIX MONTHS FOLLOWING THE LATEST POSSIBLE MATURITY DATE OF A MORTGAGE LOAN IN THE POOL WHICH AMORTIZES ACCORDING TO ITS TERMS. ON THE STATED FINAL MATURITY DATE, HOLDERS OF THE NOTES WILL BE ENTITLED TO RECEIVE A PAYMENT OF PRINCIPAL IN AN AMOUNT EQUAL TO THE OUTSTANDING PRINCIPAL BALANCE OF THE NOTES.

(2) THE SERVICER MAY EXERCISE ITS RIGHT TO REDEEM THE NOTES WHEN THE PRINCIPAL BALANCE OF THE NOTES IS EQUAL TO OR LESS THAN 10% OF THE NOTES AS OF THE CLOSING DATE.




*PLEASE NOTE THAT THE APPROXIMATE SIZE OF THE NOTES LISTED ON THIS PAGE ARE SUBJECT TO A PERMITTED VARIANCE OF 5%.

** PLEASE NOTE THAT THE EXPECTED AND STATED FINAL MATURITY HAVE BEEN ESTIMATED USING A PAYMENT DATE OF THE 25TH DAY OF EVERY MONTH.

***FOR MODELING PURPOSES THE CUT-OFF DATE HAS BEEN ASSUMED AS DECEMBER 1, 2006.



The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE



----------------------------------------------------------------------------------------------------------------------
                                                       SUMMARY OF TERMS
----------------------------------------------------------------------------------------------------------------------
ISSUING ENTITY:                        IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H4 (the
                                       "Trust").

DEPOSITOR:                             IndyMac ABS, Inc.

SPONSOR AND SELLER:                    IndyMac Bank, F.S.B.

SERVICER:                              IndyMac Bank, F.S.B.

INDENTURE TRUSTEE:                     Deutsche Bank National Trust Company

OWNER TRUSTEE:                         Wilmington Trust Company

RATING AGENCIES:                       Standard & Poor's ("S&P") and Moody's Investor Service ("Moody's")

NOTE INSURER:                          MBIA Insurance Corporation ("MBIA")

UNDERWRITERS:                          Lehman Brothers Inc.

                                       Credit Suisse Securities (USA) LLC

                                       Bear, Stearns & Co. Inc.

                                       IndyMac Securities Corporation

EXPECTED PRICING DATE:                 Week of December [11]th, 2006

EXPECTED CLOSING DATE:                 On or about December [21]st, 2006

RECORD DATE:                           The last Business Day immediately preceding the related Payment Date.

PAYMENT DATE:                          [25]th of each month, or if such day is not a business day the next succeeding
                                       Business Day.  (First Payment Date: January [25]th, 2007).

CUT-OFF DATE:                          December [12]th, 2006

STATISTICAL CUT-OFF DATE:              October 31st, 2006.

DAY COUNT:                             Actual/360.

INTEREST ACCRUAL:                      Interest accrues on the Notes from the last Payment Date (or in the case of the first Payment Date, the Closing Date) through the day preceding the current Payment Date (such period, the "Interest Accrual Period").

COLLECTION PERIOD:                     The [12]th day of the calendar month immediately preceding a Payment Date to the [11]th day of the calendar month of the Payment Date.

NOTE RATE:                             The lesser of (a) 1 month Libor + [  ] and (b) the Maximum Rate.
----------------------------------------------------------------------------------------------------------------------



The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE



----------------------------------------------------------------------------------------------------------------------
                                            SUMMARY OF TERMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
CLEARING:                              DTC, Euroclear or Clearstream.

DENOMINATION:                          Minimum $250,000; increments of $1,000.

SMMEA ELIGIBILITY:                     The  Notes are NOT expected to be SMMEA eligible.

ERISA ELIGIBILITY:                     The  Notes are expected to be ERISA eligible.

TAX STRUCTURE:                         One or more REMICs for Federal income tax purposes.


CREDIT ENHANCEMENT:                    1. MBIA will unconditionally guarantee timely payment of interest (other than any deferred interest) and ultimate payment of principal of the Notes.

                                       2. Overcollateralization, as described herein.

                                       3. Excess cashflow.



THE NOTES AND THE CERTIFICATES:        The Notes are the subject of this Preliminary Summary of Terms.

                                       The Trust will also issue three classes of certificates, which include the, Class L
                                       Certificates (Depositor's Interest), the Class B Certificates (excess cashflow) and the Class R Certificates (and together with the Class L Certificates, the "Residual
                                       Certificates" and the Residual Certificates, together with the Class B, the
                                       "Certificates").

                                       Information regarding the Certificates is provided only to more fully describe the terms of the Notes.

THE HELOCS:                            The collateral will consist of adjustable rate, first and second lien home equity lines of credit ("HELOCs").  Each HELOC adjusts monthly to a rate equal to the
                                       Prime Rate plus its margin, subject to a gross cap rate.

                                       The aggregate drawn principal balance of the HELOCs as of the Statistical Cut-
                                       off Date is approximately $[668,252,014].

                                       The aggregate drawn principal balance of the HELOCs as of the Statistical Cut-
                                       off Date is referred to herein as the "Statistical Cut-off Date Principal Balance".

                                       The aggregate drawn principal balance of the HELOCs as of the Cut-off Date is referred to herein as the "Cut-off Date Principal Balance".
----------------------------------------------------------------------------------------------------------------------



The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE




----------------------------------------------------------------------------------------------------------------------
                                         SUMMARY OF TERMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
INVESTED AMOUNT:                       With respect to any Payment Date, is the Invested Amount for the preceding
                                       Payment Date (or in the case of the first Payment Date, the Initial Invested
                                       Amount) reduced by (i) the Floating Allocation Percentage of principal collections for that Payment Date and (ii) the Investor Charge-Off Amounts for
                                       that Payment Date.

                                       The "Initial Invested Amount" will equal the sum of the initial principal balance of the Notes and any initial overcollateralization, and is expected to be approximately $[650,000,000]. Please note that the "Initial Invested Amount"
                                       is subject to a permitted variance of 5%.


DEPOSITOR'S INTEREST:                  The Depositor's Interest is equal to the outstanding pool balance at the end of the previous Collection Period minus the Invested Amount.

FLOATING ALLOCATION PERCENTAGE:        With respect to any Payment Date, is the percentage equivalent of a fraction the numerator of which is the Invested Amount for the preceding Payment Date
                                       (or in the case of the first Payment Date, the Initial Invested Amount) and the denominator of which is the pool balance at the end of the Collection Period preceding the previous Payment Date (or in the case of the first Payment Date, the Cut-off Date Principal Balance), provided such percentage shall not be greater than 100%.

INVESTOR CHARGE-OFF AMOUNTS:           For a given Payment Date, the amount of Charge-Off Amounts incurred during the related Collection Period multiplied by the Floating Allocation Percentage.

OVERCOLLATERALIZATION:                 Overcollateralization will be equal to the excess of the Invested Amount over the principal balance of the Notes. Certain excess cashflow will be applied as a payment of principal on the Notes on each Payment Date to maintain the
                                       Overcollateralization Amount for the Notes, or to increase it to an amount not greater than the Specified Overcollateralization Amount.

                                       The Specified Overcollateralization Amount on any Payment Date prior to the
                                       Stepdown Date will be an amount equal to [2.25]% of the Initial Invested
                                       Amount.

                                       On any Payment Date after the Stepdown Date it will be an amount equal to
                                       [4.50]% of the Invested Amount, provided that it can not be less than 0.50% of the Initial Invested Amount.
----------------------------------------------------------------------------------------------------------------------




The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE




----------------------------------------------------------------------------------------------------------------------
                                           SUMMARY OF TERMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
STEPDOWN DATE:                         With respect to the Notes, the later to occur of (a) the 31st Payment Date and
                                       (b) the first Payment Date on which the senior credit enhancement, as of that date, has become greater than 4.50% of Invested Amount.

SUBORDINATION:                         The certificates representing the residual interests in the Issuing Entity will be subordinated to the Floating Allocation Percentage of collections on the HELOCs that are allocated to the Notes except to the limited extent described herein.

CHARGE-OFF AMOUNT:                     With respect to any Charged-Off HELOC under clause (i) of the definition thereof, the amount of the principal balance of that HELOC that has been written down (including, for any HELOC that was liquidated during the related Collection Period, any unrecovered portion that is written down during that Collection Period after giving effect to the net liquidation proceeds applied in reduction of such principal balance), and with respect to any Charged-Off HELOC under clause (ii) of the definition thereof, the entire outstanding principal balance of such HELOC minus the appraised value of the related Mortgaged Property reduced by the principal balance of any senior mortgage loans also secured by such Mortgaged Property.

CHARGED-OFF HELOC:                     Means (i) a HELOC with a principal balance that has been written down on the
                                       Servicer's servicing system in accordance with its policies and procedures
                                       (including any HELOC that became a liquidated HELOC during the related
                                       Collection Period and had an unrecovered portion of its related principal balance written down during that Collection Period) and (ii) any HELOC that is more than 180 days past due.

ALLOCATION OF INVESTOR CHARGE-OFF      Generally,  the  Investor  Charge-Off  Amounts  for any  Payment  Date will be
AMOUNTS:                               absorbed first, by the excess cashflow  allocable to the notes and second,  by the Overcollateralization Amount.
----------------------------------------------------------------------------------------------------------------------



The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE




----------------------------------------------------------------------------------------------------------------------
                                          SUMMARY OF TERMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
AMORTIZATION PERIODS:                  The allocation of principal collections is divided into two distinct periods: the Managed Amortization Period and the Rapid Amortization Period.

MANAGED AMORTIZATION PERIOD:           Begins on the first Payment Date and ends on the earlier of (a) the 120th
                                       Payment Date or (b) the payment date which immediately follows the occurrence of a Rapid Amortization Trigger Event.

RAPID AMORTIZATION TRIGGER EVENT:      Will occur if a Rapid Amortization Event is declared to have occurred or has occurred automatically.

RAPID AMORTIZATION PERIOD:             Immediately follows the end of the Managed Amortization Period.

MAXIMUM RATE:                          The Maximum Rate with respect to the Notes on any Payment Date is equal to the quotient of (A) the excess of (x) the interest collections (net of the
                                       Servicing Fee) for that Payment Date, over (y) the sum of (i) the fees of the owner trustee for that Payment Date, (ii) any payments to the indenture trustee for fees and reimbursed expenses, and (iii) the premium amount payable to the insurer on that Payment Date divided by (B)the product of (x) the pool balance on the first day of the related Collection Period, and (y) a fraction, the numerator of which is the actual number of days in the related Interest Accrual
                                       Period for the Notes and the denominator of which is 360.

SERVICING FEE:                         0.50% per annum (the "Servicing Fee Rate") on the aggregate principal balance of the HELOCs, payable monthly at 1/12 of the per annum rate

INDENTURE TRUSTEE FEE:                 0.0055% per annum (the "Indenture Trustee Fee") on the aggregate principal balance of the HELOCs, payable monthly at 1/12 of the per annum rate.

OWNER TRUSTEE FEE:                     $4,000 per annum (the "Owner Trustee Fee").

DEFERRED INTEREST:                     To the extent the applicable Maximum Rate is less than 1 month LIBOR +
    ("CATCH-UP INTEREST")              [applicable spread for the Notes] on any Payment Date, the deficiency for each class will be deferred ("Deferred Interest") and will accrue interest on each subsequent Payment Date at the Note Rate. Such Deferred Interest will be reimbursed through distributions on subsequent Payment Dates, to the extent of remaining Available Funds applied in the priority set forth under
                                       "Priority of Payments" herein.
----------------------------------------------------------------------------------------------------------------------




The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE




----------------------------------------------------------------------------------------------------------------------
                                         SUMMARY OF TERMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
PRIORITY OF PAYMENTS:                  On each Payment Date, the Indenture Trustee will make payments from the Floating Allocation Percentage of amounts (less early termination fees)
                                       received in respect of the HELOCs during each Collection Period (net of the payments to the Indenture Trustee Fee, Servicing Fee, the Owner Trustee fee, early termination fees) and to the extent of available funds as follows:

                                      (1)    to pay the Note Insurer premium;

                                      (2)    to the Notes, interest at the Note Rate for such Payment Date;

                                      (3)    to the Notes, the Principal Payment Amount for the related period, until the note principal amount of the Notes has been reduced to zero;

                                      (4)    to the Notes, as a form of principal, (a) the Investor Charge-Off Amounts incurred during the preceding calendar month and (b) the Investor
                                             Charge-Off Amounts incurred during previous periods which were not subsequently reimbursed, until the note principal amount of the Notes has been reduced to zero;

                                      (5)    as payment for any reimbursement amounts owed to the Note Insurer with interest thereon;

                                      (6)    to the Notes, any Accelerated Principal Amounts, until the note principal amount of the Notes has been reduced to zero;

                                      (7)    to the Servicer, certain unreimbursed amounts, if any;

                                      (8)    to pay to the Notes the current Deferred Interest and any unpaid
                                             Deferred Interest from prior Payment Dates and interest thereon at the
                                             Note Rate (determined for this purpose without regard to the Maximum
                                             Rate);

                                      (9)    pari passu, to the Indenture Trustee, any unreimbursed expenses and to the
                                             Owner Trustee, any unpaid fees and unreimbursed expenses; and

                                      (10)   to pay the remaining amounts to the holders of the Certificates, as set forth in the Sale and Servicing Agreement.
----------------------------------------------------------------------------------------------------------------------


The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE




----------------------------------------------------------------------------------------------------------------------
                                         SUMMARY OF TERMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
NOTE PRINCIPAL PAYMENT AMOUNT:         Prior to the Stepdown Date or if a Trigger Event is in effect or Rapid
                                       Amortization Trigger Event has occurred, the Principal Payment Amount.

                                       On or after the Stepdown Date, unless a Trigger Event is in effect or a Rapid
                                       Amortization Trigger Event has occurred, the lesser of (a) the excess of
                                       (i) the principal balance of the Notes over (ii) the Note Target Amount and
                                       (b) the Principal Payment Amount.

NOTE TARGET AMOUNT:                    The lesser of (a) the product of (i) approximately [95.50]% and (ii) the
                                       Invested Amount for such Payment Date and (b) the excess if any of (i) the
                                       Invested Amount for such Payment Date  over (ii) [0.50]% of the Initial
                                       Invested Amount.

TRIGGER EVENT:                         A Trigger Event shall be in effect on any Payment Date if (a) the sum of the
                                       Investor Charge-Off Amounts for that Payment Date and all prior Payment
                                       Dates, expressed as percentage of the Initial Invested Amount, is greater than (i) with respect to the first Payment Date to and including the 48th
                                       Payment Date, 1.75%, (ii) with respect to the 49th Payment Date to and including the 60th Payment Date, 2.50%, (iii) with respect to the 61st
                                       Payment Date to and including the 72nd Payment Date, 3.00%, (iv) with respect to the 73rd Payment Date and thereafter, 3.25%, or (b) the Six Month rolling delinquency rate for such Payment Date is greater than 3.50%.
----------------------------------------------------------------------------------------------------------------------




The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE




----------------------------------------------------------------------------------------------------------------------
                                          SUMMARY OF TERMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
PRINCIPAL:                             The allocation of principal collections to the Notes is divided into two distinct periods: the Managed Amortization Period and the Rapid Amortization
                                       Period.


                                       With respect to each Payment Date, holders of Notes will receive the
                                       "Principal Payment Amount" with respect to such Payment Date. The "Principal
                                       Payment Amount" will equal the excess of (a) the Maximum Principal Payment over (b) the Overcollateralization Reduction Amount, if any, in each case with respect to that Payment Date.

                                           (A)     During the Managed Amortization Period, the "Maximum Principal
                                                   Payment" shall equal the "Net Principal Collections" with respect to such Payment Date.

                                           (B)     During the Rapid Amortization Period, the "Maximum Principal
                                                   Payment" shall equal the Floating Allocation Percentage of the
                                                   Principal Collections with respect to such Payment Date.

                                           (C)     "Principal Collections" shall equal, with respect to any Payment
                                                   Date, the sum of amounts allocated to principal collected during the related Collection Period, the portion of net liquidation proceeds and insurance proceeds allocated to principal pursuant to the terms of the credit line agreements, any amounts allocable to principal with respect to any HELOCs that are repurchased out of the trust, the principal portion of any substitution amount and the principal portion of any optional redemption price.

                                           (D)     "Net Principal Collections" shall equal the positive difference between (x) the Floating Allocation Percentage of the Principal
                                                   Collections with respect to such Payment Date minus (y) the Floating
                                                   Allocation Percentage of aggregate principal amount of all Additional
                                                   Balances (draws on the HELOCs) arising during the related
                                                   Collection Period.

OVERCOLLATERALIZATION REDUCTION        The amount by which the Overcollateralization Amount exceeds the Specified
AMOUNT:                                Overcollateralization Amount, assuming that the Maximum Principal Payment had been distributed to Noteholders on such Payment Date.

ACCELERATED PRINCIPAL AMOUNTS:         On any Payment Date where excess cashflow allocable to the Notes exists, all or a portion of such amount will be distributed to pay principal on the Notes in an amount equal to the lesser of (A) the excess cashflow and
                                       (B) the amount required to cause the Overcollateralization Amount to equal the Specified Overcollateralization Amount for that Payment Date.
----------------------------------------------------------------------------------------------------------------------




The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE




----------------------------------------------------------------------------------------------------------------------
                                          SUMMARY OF TERMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
OPTIONAL REDEMPTION:                   The Servicer may exercise its right to repurchase the HELOCs on any Payment
                                       Date on or after which the principal balance of the Notes, prior to giving effect to payments of principal on such Payment Date, declines to 10% or less of the principal balance of the Notes as of the Closing Date, subject to certain conditions including (i) the consent of the Insurer (if the redemption would result in a draw on the Policy) and (ii) no reimbursement amounts would remain due to the Insurer.  The first such date is the
                                       "Optional Redemption Date".  The aggregate repurchase price is equal to the greater of (x) the sum of (i) the unpaid principal balance of the HELOCs plus accrued interest thereon, (ii) any costs and damages incurred by the trust associated with a violation of any applicable Federal, state or local predatory or abusive lending law, (iii) the lesser of (A) the fair market value of all other property being purchased and (B) the unpaid principal balance of the related HELOC and (iv) any unreimbursed servicing advances and certain amounts owed to the Servicer, Indenture Trustee, Insurer
                                       (including premiums and reimbursement amounts), and Owner Trustee for the related Payment Date, and  (y) the sum of (i) the principal balance of the
                                       Notes and interest due thereon on such Payment Date and (ii) any unreimbursed servicing advances, and certain amounts owed to the Servicer, the Indenture Trustee, the Insurer (including premiums and reimbursement amounts) and the Owner Trustee for the related Payment Date  If such an event occurs, holders of the Notes will receive a final distribution on such
                                       Payment Date.

AMENDMENTS TO CREDIT LINE              Except as is set forth in the following sentence, the Servicer may not modify
AGREEMENTS:                            any HELOC unless that HELOC is in default or if default is reasonably foreseeable, and if the Servicer has determined the modification of that
                                       HELOC to be in the best interests of the noteholders and the Insurer. In addition, the Servicer may modify a HELOC that is not in default and default is not reasonably foreseeable if it has delivered to the Indenture Trustee and the Insurer (so long as the Notes are outstanding or any reimbursement amounts remain due and owing to the Insurer) an opinion of counsel to the effect that such modification would not cause any REMIC created under the trust agreement to fail to qualify as a REMIC or result in the imposition of any prohibited transaction tax; provided it complies with accepted servicing practices of prudent HELOC servicers and no rate modification is greater than 0.25% per annum on any HELOC, and provided that the modification does not materially and adversely affect the interests of the noteholders, the certificateholders or the Insurer (taking into account the aggregate effect of all previous modifications to date).

                                       IN ADDITION TO THE FOREGOING, THE SERVICER'S ABILITY TO PERMIT OR EFFECT
                                       SERVICING MODIFICATIONS WILL BE SUBJECT TO OTHER LIMITATIONS DESCRIBED IN THE
                                       SALE AND SERVICING AGREEMENT, INCLUDING BUT NOT LIMITED TO THE LIMITATIONS
                                       DESCRIBED IN THIS PARAGRAPH. ANY AMOUNTS ADDED TO THE CREDIT LIMIT OF A HELOC
                                       WILL BE REQUIRED TO BE FULLY AMORTIZED OVER THE REMAINING TERM, OR THE
                                       EXTENDED TERM, OF THE HELOC. THE FINAL MATURITY OF ANY HELOC MAY NOT BE
                                       EXTENDED BEYOND THE THIRD PAYMENT DATE PRIOR TO THE FINAL SCHEDULED PAYMENT
                                       DATE. THE AGGREGATE CURRENT PRINCIPAL BALANCE OF ALL HELOCS SUBJECT TO
                                       MODIFICATIONS CAN BE NO MORE THAN 3.5% OF THE AGGREGATE PRINCIPAL BALANCE OF
                                       THE HELOCS AS OF THE CUT-OFF DATE, BUT THIS LIMIT MAY BE INCREASED FROM TIME
                                       TO TIME WITH THE CONSENT OF THE INSURER.
----------------------------------------------------------------------------------------------------------------------


The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE




----------------------------------------------------------------------------------------------------------------------
                                          SUMMARY OF TERMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
RAPID AMORTIZATION EVENTS              Rapid amortization events shall be those set forth in the Sale and Servicing
                                       Agreement, including without limitation the following:

                                       (i)      A default in the payment of any interest and/or principal, and such default continues for a period of two Business Days;

                                       (ii)     The failure on the part of the Issuing Entity, the Depositor, the Seller, the Servicer to perform any of its other
                                                material obligations under the Sale and Servicing Agreement, the Trust Agreement, the Indenture or the Mortgage Loan
                                                Purchase Agreement, which failure materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for 30 days;

                                       (iii)    The Issuing Entity or the Depositor voluntarily commences
                                                an insolvency proceeding;

                                       (iv)     A decree or court order is entered into for the winding-up or liquidation of the Issuing Entity or the Depositor,

                                       (v)      The Issuing Entity becomes subject to regulation as an
                                                "investment company," as such term is defined in the
                                                Investment Company Act of 1940;

                                       (vi)     Any draw under the insurance policy remains unreimbursed for greater than 90 days;

                                       (vii)    the Issuing Entity loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the Issuing Entity; or

                                       (viii)   the rights and obligations of the Servicer under the Sale and
                                                Servicing Agreement are terminated or an Event of
                                                Servicer Termination, as defined in the Sale and Servicing
                                                Agreement, has occurred.

                                       The Servicer shall:

SERVICING:                             (1)  pay all out-of-pocket expenses to service the HELOCs which will be reimbursed from collections received on the HELOCs prior to distribution to the noteholders; and

                                       (2)  will receive the Servicing Fee plus all assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers (excluding early termination fees), as additional servicing compensation.
----------------------------------------------------------------------------------------------------------------------




The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE



                   WEIGHTED AVERAGE LIFE (1) (2) AND MATURITY
                 SENSITIVITY OF THE NOTES TO PAYMENTS AND DRAWS

                      (ASSUMES 10% OPTIONAL TERMINATION)(3)


------------------------------------------------------------------------------------------------------------------------------------
     CPR %              30                             35                          40                          45
------------------------------------------------------------------------------------------------------------------------------------
Draw rate %    WAL    Window    Maturity     WAL    Window    Maturity    WAL   Window    Maturity     WAL    Window   Maturity
-----------
     5        2.90    1 - 90   6/25/2014    2.35    1 - 73   1/2/5/2013  1.95   1 - 61   1/25/2011    1.65    1 ~ 51  3/25/2011
    10        3.53   1 - 110   2/25/2016    2.74    1 - 85   1/25/ 2014  2.21   1 - 69   9/25/2012    1.83    1 - 57  9/25/2011
    15        4.43   1 - 229   9/25/2017    3.33   1 - 104   8/25/2015   2.58   1 - 80   8/25/2013    2.07    1 - 64  4/25/2012
------------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------
     CPR %              50
-------------------------------------------
Draw rate %    WAL    Window    Maturity
-----------
     5        1.41    1 ~ 44   8/25/2010
    10        1.54    1 ~ 48  12/25/2010
    15        1.71    1 - 53   5/25/2011
-------------------------------------------




(1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of the Notes. Assumes a Closing Date of December [21], 2006.

(2) The table above was prepared on the collateral characteristics of the Statistical Cut-Off Pool. There is likely to be slight discrepancies between the characteristics of the Statistical Cut-Off Pool and the final mortgage loan pool. Any discrepancies may have an effect upon the information in the table.

(3) The Servicer exercises its right to redeem the Notes when the principal balance of the Notes is equal to or less than 10% of the Notes as of the Closing Date, at the earliest possible date.






                   WEIGHTED AVERAGE LIFE (1) (2) AND MATURITY
                 SENSITIVITY OF THE NOTES TO PAYMENTS AND DRAWS


                      (ASSUMES NO OPTIONAL TERMINATION)(3)


------------------------------------------------------------------------------------------------------------------------------------
     CPR %              30                             35                          40                          45
------------------------------------------------------------------------------------------------------------------------------------
Draw rate %    WAL    Window    Maturity     WAL    Window    Maturity    WAL   Window    Maturity     WAL    Window   Maturity
-----------
     5        3.14   1 - 176   8/25/2021    2.56   1 - 154  10/25/2019   2.13  1 - 134   2/25/2018    1.79   1 ~ 117  9/25/2016
    10        3.73   1 - 188   8/25/2022    2.96   1 - 165   9/25/2020   2.41  1 - 145   1/25/2019    2.00   1 - 127  7/25/2017
    15        4.60   1 - 200   8/25/2023    3.53   1 - 177   9/25/2021   2.79  1 - 155  11/25/2019    2.26   1 - 137  5/25/2018
------------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------
     CPR %              50
-------------------------------------------
Draw rate %    WAL    Window    Maturity
-----------
     5        1.53   1 ~ 100   4/25/2015
    10        1.68   1 ~ 110   2/25/2016
    15        1.86   1 - 121   1/25/2017
-------------------------------------------



(1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of the Notes. Assumes a Closing Date of December [21], 2006.

(2) The table above was prepared on the collateral characteristics of the Statistical Cut-Off Pool. There is likely to be slight discrepancies between the characteristics of the Statistical Cut-Off Pool and the final mortgage loan pool. Any discrepancies may have an effect upon the information in the table.

(3) Assumes the Servicer does not exercise its right to redeem the Notes when the principal balance of the Notes is equal to or less than 10% of the Notes as of the Closing Date.



The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE




MAXIMUM RATE SCHEDULE (1)(2)(3)

The Maximum Rate Schedule is shown for the first 70 Distribution Dates.

------------- --------------------------------    ---------- --------------------------------
   MONTH             MAXIMUM RATE (%)               MONTH           MAXIMUM RATE (%)
------------- --------------------------------    ---------- --------------------------------
     1                    12.419                     36                  17.116
     2                    16.363                     37                  17.132
     3                    17.080                     38                  17.132
     4                    17.133                     39                  17.079
     5                    17.116                     40                  17.132
     6                    17.132                     41                  17.116
     7                    17.116                     42                  17.132
     8                    17.132                     43                  17.115
     9                    17.132                     44                  17.132
     10                   17.116                     45                  17.132
     11                   17.132                     46                  17.115
     12                   17.116                     47                  17.131
     13                   17.132                     48                  17.115
     14                   17.132                     49                  17.131
     15                   17.098                     50                  17.131
     16                   17.132                     51                  17.078
     17                   17.116                     52                  17.131
     18                   17.133                     53                  17.114
     19                   17.117                     54                  17.131
     20                   17.133                     55                  17.114
     21                   17.133                     56                  17.130
     22                   17.117                     57                  17.130
     23                   17.133                     58                  17.114
     24                   17.117                     59                  17.130
     25                   17.133                     60                  17.113
     26                   17.133                     61                  17.130
     27                   17.080                     62                  17.130
     28                   17.133                     63                  17.095
     29                   17.116                     64                  17.129
     30                   17.133                     65                  17.113
     31                   17.116                     66                  17.129
     32                   17.132                     67                  17.112
     33                   17.132                     68                  17.129
     34                   17.116                     69                  17.128
     35                   17.132                     70                  17.112
------------- --------------------------------    ---------- --------------------------------


(1)  Assumes prepayments at 40% CPR and draws at 10% CDR.

(2)  Assumes all Interest Rates equal 20%.

(3) The table above was prepared on the collateral characteristics of the Statistical Cut-Off Pool. There is likely to be slight discrepancies between the characteristics of the Statistical Cut-Off Pool and the final mortgage loan pool. Any discrepancies may have an effect upon the information in the table.



The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE



----------------------------------------------------------------------------------------------------------------------
                               COLLATERAL SUMMARY

   Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
TOTAL NUMBER OF HELOCS                               10,305     OCCUPANCY STATUS
TOTAL OUTSTANDING HELOC BALANCE                $668,252,014          Owner-Occupied                         92.99%
AVERAGE DRAWN AMOUNT                                $64,847          Investment                              4.33%
AVERAGE CREDIT LIMIT                                $95,381          Second Home                             2.67%
CURRENT WA COUPON                                    8.314%
WA CREDIT UTILIZATION RATIO                          67.99%
WA MARGIN                                            1.161%     LOAN DOCUMENTATION
WA LIFE CAP                                         17.990%          Full                                   31.15%
WA LOAN AGE (MONTHS)                                      3          Stated                                 68.81%
WA REMAINING TERM (MONTHS)                              249          Fast Forward                            0.04%
WA ORIGINAL CLTV                                     80.82%
WA CREDIT SCORE                                         718
WA JUNIOR MORTGAGE RATIO (SECOND LIENS               24.00%     LOAN PURPOSE
ONLY)
                                                                     Cash Out Refinance                     75.50%
LIEN POSITION                                                        Purchase                               17.42%
     First Lien                                       1.58%          Rate/Term Refinance                     7.08%
     Second Lien                                     98.42%
                                                                GEOGRAPHIC DISTRIBUTION
                                                                (Other states account individually for less than
PROPERTY TYPE                                                   4% of the Statistical Cut-Off Date Principal
                                                                Balance)
     Single Family                                   69.26%
     PUD                                             18.87%          CA                                     59.58%
     Condo                                            9.26%          FL                                      5.60%
     2 - 4 Family                                     2.62%
----------------------------------------------------------------------------------------------------------------------





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

PRINCIPAL BALANCE

-----------------------------------------------------------------------------------------------------------------------------


                                        NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                                        MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
RANGE OF PRINCIPAL BALANCES ($)           LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
--------------------------------------------------------------------------------------------------------------------------
0.01 - 2,500.00                               9                $17,393                  0.00%                      7.542%
--------------------------------------------------------------------------------------------------------------------------
2,500.01 - 5,000.00                          63                261,988                   0.04                       8.500
--------------------------------------------------------------------------------------------------------------------------
5,000.01 - 7,500.00                         102                629,249                   0.09                       8.409
--------------------------------------------------------------------------------------------------------------------------
7,500.01 - 10,000.00                        197              1,800,739                   0.27                       8.361
--------------------------------------------------------------------------------------------------------------------------
10,000.01 - 20,000.00                     1,083             16,894,923                   2.53                       8.458
--------------------------------------------------------------------------------------------------------------------------
20,000.01 - 30,000.00                     1,499             36,781,199                   5.50                       8.357
--------------------------------------------------------------------------------------------------------------------------
30,000.01 - 40,000.00                     1,245             43,525,595                   6.51                       8.764
--------------------------------------------------------------------------------------------------------------------------
40,000.01 - 50,000.00                     1,105             49,687,949                   7.44                       8.736
--------------------------------------------------------------------------------------------------------------------------
50,000.01 - 60,000.00                       922             50,279,164                   7.52                       8.625
--------------------------------------------------------------------------------------------------------------------------
60,000.01 - 70,000.00                       724             46,842,326                   7.01                       8.572
--------------------------------------------------------------------------------------------------------------------------
70,000.01 - 80,000.00                       668             50,003,455                   7.48                       8.561
--------------------------------------------------------------------------------------------------------------------------
80,000.01 - 90,000.00                       433             36,578,564                   5.47                       8.477
--------------------------------------------------------------------------------------------------------------------------
90,000.01 - 100,000.00                      338             32,227,119                   4.82                       8.109
--------------------------------------------------------------------------------------------------------------------------
100,000.01 - 150,000.00                   1,075            129,326,314                  19.35                       8.235
--------------------------------------------------------------------------------------------------------------------------
150,000.01 - 200,000.00                     509             87,240,873                  13.06                       8.071
--------------------------------------------------------------------------------------------------------------------------
200,000.01 - 250,000.00                     201             42,730,784                   6.39                       7.847
--------------------------------------------------------------------------------------------------------------------------
250,000.01 - 300,000.00                      60             15,688,887                   2.35                       7.670
--------------------------------------------------------------------------------------------------------------------------
300,000.01 - 350,000.00                      26              8,184,659                   1.22                       7.921
--------------------------------------------------------------------------------------------------------------------------
350,000.01 - 400,000.00                      17              6,276,084                   0.94                       7.945
--------------------------------------------------------------------------------------------------------------------------
400,000.01 - 450,000.00                      14              5,787,649                   0.87                       7.297
--------------------------------------------------------------------------------------------------------------------------
450,000.01 - 500,000.00                       8              3,830,140                   0.57                       6.822
--------------------------------------------------------------------------------------------------------------------------
500,000.01 >=                                 7              3,656,960                   0.55                       6.744
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                   10,305           $668,252,014                 100.00%                      8.314%
--------------------------------------------------------------------------------------------------------------------------

PRINCIPAL BALANCE

--------------------------------------------------------------------------------------
                                                                            WEIGHTED
                                        WEIGHTED                             AVERAGE
                                         AVERAGE           AVERAGE          COMBINED
                                         CREDIT           PRINCIPAL         LOAN-TO-
RANGE OF PRINCIPAL BALANCES ($)           SCORE            BALANCE         VALUE RATIO
--------------------------------------------------------------------------------------
0.01 - 2,500.00                             734            $1,933            77.61%
------------------------------------------------------------------------------------
2,500.01 - 5,000.00                         717             4,159             80.00
------------------------------------------------------------------------------------
5,000.01 - 7,500.00                         728             6,169             73.32
------------------------------------------------------------------------------------
7,500.01 - 10,000.00                        717             9,141             77.07
------------------------------------------------------------------------------------
10,000.01 - 20,000.00                       719            15,600             76.55
------------------------------------------------------------------------------------
20,000.01 - 30,000.00                       716            24,537             78.36
------------------------------------------------------------------------------------
30,000.01 - 40,000.00                       710            34,960             79.72
------------------------------------------------------------------------------------
40,000.01 - 50,000.00                       713            44,966             80.74
------------------------------------------------------------------------------------
50,000.01 - 60,000.00                       712            54,533             81.27
------------------------------------------------------------------------------------
60,000.01 - 70,000.00                       711            64,699             83.80
------------------------------------------------------------------------------------
70,000.01 - 80,000.00                       716            74,855             83.37
------------------------------------------------------------------------------------
80,000.01 - 90,000.00                       717            84,477             82.88
------------------------------------------------------------------------------------
90,000.01 - 100,000.00                      717            95,347             83.30
------------------------------------------------------------------------------------
100,000.01 - 150,000.00                     718           120,304             82.55
------------------------------------------------------------------------------------
150,000.01 - 200,000.00                     719           171,397             82.90
------------------------------------------------------------------------------------
200,000.01 - 250,000.00                     723           212,591             77.92
------------------------------------------------------------------------------------
250,000.01 - 300,000.00                     745           261,481             76.37
------------------------------------------------------------------------------------
300,000.01 - 350,000.00                     724           314,795             73.32
------------------------------------------------------------------------------------
350,000.01 - 400,000.00                     737           369,181             75.70
------------------------------------------------------------------------------------
400,000.01 - 450,000.00                     755           413,403             75.63
------------------------------------------------------------------------------------
450,000.01 - 500,000.00                     756           478,768             67.23
------------------------------------------------------------------------------------
500,000.01 >=                               748           522,423             72.62
------------------------------------------------------------------------------------
TOTAL:                                       718          $64,847            80.82%
------------------------------------------------------------------------------------

Minimum: $1,477
Maximum: $650,800
Average: $64,847





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

------------------------------------------------------------------------------------------------------

OCCUPANCY TYPE

------------------------------------------------------------------------------------------------------


                               NUMBER OF           AGGREGATE            PERCENTAGE OF        WEIGHTED
                               MORTGAGE           OUTSTANDING       AGGREGATE OUTSTANDING     AVERAGE
OCCUPANCY TYPE                   LOANS         PRINCIPAL BALANCE      PRINCIPAL BALANCE      LOAN RATE
------------------------------------------------------------------------------------------------------
Primary Home                     9,496           $621,430,337                 92.99%            8.322%
------------------------------------------------------------------------------------------------------
Investment                         469             28,965,434                  4.33             7.918
------------------------------------------------------------------------------------------------------
Second Home                        340             17,856,243                  2.67             8.683
------------------------------------------------------------------------------------------------------
TOTAL:                          10,305           $668,252,014                100.00%            8.314%
------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                                                   WEIGHTED
                               WEIGHTED                             AVERAGE
                                AVERAGE           AVERAGE          COMBINED
                                CREDIT           PRINCIPAL         LOAN-TO-
OCCUPANCY TYPE                   SCORE            BALANCE         VALUE RATIO
-----------------------------------------------------------------------------
Primary Home                      718             $65,441             81.15%
----------------------------------------------------------------------------
Investment                        721              61,760             73.62
----------------------------------------------------------------------------
Second Home                       717              52,518             81.69
----------------------------------------------------------------------------
TOTAL:                            718             $64,847             80.82%
-----------------------------------------------------------------------------





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

---------------------------------------------------------------------------------------------------------------------------

RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIO

---------------------------------------------------------------------------------------------------------------------------


                               NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
RANGE OF ORIGINAL COMBINED     MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
LOAN-TO-VALUE RATIO (%)          LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
---------------------------------------------------------------------------------------------------------------------------
0.01 - 5.00                           2                $63,045                           0.01%              7.250%
---------------------------------------------------------------------------------------------------------------------------
5.01 - 10.00                          8                275,091                           0.04               6.888
---------------------------------------------------------------------------------------------------------------------------
10.01 - 15.00                        21                930,089                           0.14               7.312
---------------------------------------------------------------------------------------------------------------------------
15.01 - 20.00                        18                717,178                           0.11               7.084
---------------------------------------------------------------------------------------------------------------------------
20.01 - 25.00                        22              1,189,371                           0.18               7.017
---------------------------------------------------------------------------------------------------------------------------
25.01 - 30.00                        32              1,381,249                           0.21               7.832
---------------------------------------------------------------------------------------------------------------------------
30.01 - 35.00                        48              2,330,149                           0.35               7.532
---------------------------------------------------------------------------------------------------------------------------
35.01 - 40.00                        70              3,695,294                           0.55               7.247
---------------------------------------------------------------------------------------------------------------------------
40.01 - 45.00                        93              5,836,096                           0.87               7.642
---------------------------------------------------------------------------------------------------------------------------
45.01 - 50.00                       129              7,664,809                           1.15               6.877
---------------------------------------------------------------------------------------------------------------------------
50.01 - 55.00                       180             11,835,410                           1.77               7.715
---------------------------------------------------------------------------------------------------------------------------
55.01 - 60.00                       216             13,902,515                           2.08               7.523
---------------------------------------------------------------------------------------------------------------------------
60.01 - 65.00                       296             18,484,259                           2.77               7.626
---------------------------------------------------------------------------------------------------------------------------
65.01 - 70.00                       379             26,482,136                           3.96               7.649
---------------------------------------------------------------------------------------------------------------------------
70.01 - 75.00                       538             42,335,204                           6.34               7.754
---------------------------------------------------------------------------------------------------------------------------
75.01 - 80.00                     1,327             89,512,380                          13.40               7.648
---------------------------------------------------------------------------------------------------------------------------
80.01 - 85.00                       849             50,603,635                           7.57               8.139
---------------------------------------------------------------------------------------------------------------------------
85.01 - 90.00                     3,586            205,528,284                          30.76               8.700
---------------------------------------------------------------------------------------------------------------------------
90.01 - 95.00                     1,657            111,267,776                          16.65               8.506
---------------------------------------------------------------------------------------------------------------------------
95.01 - 100.00                      749             66,078,900                           9.89               9.121
---------------------------------------------------------------------------------------------------------------------------
100.01 >=                            85              8,139,145                           1.22               9.744
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                           10,305           $668,252,014                         100.00%              8.314%
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                                                   WEIGHTED
                               WEIGHTED                             AVERAGE
                                AVERAGE           AVERAGE          COMBINED
RANGE OF ORIGINAL COMBINED      CREDIT           PRINCIPAL         LOAN-TO-
LOAN-TO-VALUE RATIO (%)          SCORE            BALANCE         VALUE RATIO
-----------------------------------------------------------------------------
0.01 - 5.00                         754           $31,523              4.20%
-----------------------------------------------------------------------------
5.01 - 10.00                        722            34,386              9.29
-----------------------------------------------------------------------------
10.01 - 15.00                       748            44,290             12.51
-----------------------------------------------------------------------------
15.01 - 20.00                       719            39,843             18.04
-----------------------------------------------------------------------------
20.01 - 25.00                       753            54,062             22.93
-----------------------------------------------------------------------------
25.01 - 30.00                       741            43,164             27.59
-----------------------------------------------------------------------------
30.01 - 35.00                       755            48,545             32.72
-----------------------------------------------------------------------------
35.01 - 40.00                       755            52,790             37.67
-----------------------------------------------------------------------------
40.01 - 45.00                       737            62,754             42.84
-----------------------------------------------------------------------------
45.01 - 50.00                       729            59,417             47.84
-----------------------------------------------------------------------------
50.01 - 55.00                       736            65,752             52.66
-----------------------------------------------------------------------------
55.01 - 60.00                       738            64,363             57.67
-----------------------------------------------------------------------------
60.01 - 65.00                       725            62,447             63.20
-----------------------------------------------------------------------------
65.01 - 70.00                       721            69,874             67.76
-----------------------------------------------------------------------------
70.01 - 75.00                       728            78,690             72.88
-----------------------------------------------------------------------------
75.01 - 80.00                       727            67,455             78.58
-----------------------------------------------------------------------------
80.01 - 85.00                       719            59,604             82.20
-----------------------------------------------------------------------------
85.01 - 90.00                       708            57,314             89.13
-----------------------------------------------------------------------------
90.01 - 95.00                       708            67,150             93.32
-----------------------------------------------------------------------------
95.01 - 100.00                      726            88,223             98.69
-----------------------------------------------------------------------------
100.01 >=                           726            95,755            102.66
-----------------------------------------------------------------------------
TOTAL:                              718           $64,847             80.82%
-----------------------------------------------------------------------------

Non-zero Minimum: 3.48%
Maximum: 279.20%
Non-zero Weighted Average: 80.82%

* Weighted against Credit Limit.





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

----------------------------------------------------------------------------------------------------------------

PURPOSE

----------------------------------------------------------------------------------------------------------------


                              NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                              MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
PURPOSE                         LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
----------------------------------------------------------------------------------------------------------------
Cash Out Refinance              8,094           $504,526,543                     75.50%                    8.241%
----------------------------------------------------------------------------------------------------------------
Purchase                        1,494            116,430,593                     17.42                     8.285
----------------------------------------------------------------------------------------------------------------
Rate/Term Refinance               717             47,294,878                      7.08                     9.157
----------------------------------------------------------------------------------------------------------------
TOTAL:                         10,305           $668,252,014                    100.00%                    8.314%
----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                                                  WEIGHTED
                              WEIGHTED                             AVERAGE
                               AVERAGE           AVERAGE          COMBINED
                               CREDIT           PRINCIPAL         LOAN-TO-
PURPOSE                         SCORE            BALANCE         VALUE RATIO
-----------------------------------------------------------------------------
Cash Out Refinance               715             $62,333             78.69%
---------------------------------------------------------------------------
Purchase                         731              77,932             90.93
---------------------------------------------------------------------------
Rate/Term Refinance              716              65,962             89.91
---------------------------------------------------------------------------
TOTAL:                           718             $64,847             80.82%
---------------------------------------------------------------------------





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------------------------------------------------

CREDIT SCORE RATING

--------------------------------------------------------------------------------------------------------------------------


                              NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                              MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
CREDIT SCORE RATING             LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
--------------------------------------------------------------------------------------------------------------------------
0 - 619                             7               $356,563                      0.05%                   8.363%
--------------------------------------------------------------------------------------------------------------------------
620 - 639                         153              8,733,730                      1.31                   10.541
--------------------------------------------------------------------------------------------------------------------------
640 - 659                         900             46,096,334                      6.90                    9.367
--------------------------------------------------------------------------------------------------------------------------
660 - 679                       1,455             89,317,718                     13.37                    9.093
--------------------------------------------------------------------------------------------------------------------------
680 - 699                       1,614            103,136,218                     15.43                    8.565
--------------------------------------------------------------------------------------------------------------------------
700 - 719                       1,669            115,833,600                     17.33                    8.103
--------------------------------------------------------------------------------------------------------------------------
720 - 739                       1,212             83,524,556                     12.50                    7.956
--------------------------------------------------------------------------------------------------------------------------
740 - 759                       1,178             78,540,212                     11.75                    8.027
--------------------------------------------------------------------------------------------------------------------------
760 - 779                       1,032             69,982,374                     10.47                    7.807
--------------------------------------------------------------------------------------------------------------------------
780 - 799                         777             53,727,086                      8.04                    7.690
--------------------------------------------------------------------------------------------------------------------------
800 - 819                         297             18,768,724                      2.81                    7.384
--------------------------------------------------------------------------------------------------------------------------
820 - 839                          11                234,900                      0.04                    7.223
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                         10,305           $668,252,014                    100.00%                   8.314%
--------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                                                  WEIGHTED
                              WEIGHTED                             AVERAGE
                               AVERAGE           AVERAGE          COMBINED
                               CREDIT           PRINCIPAL         LOAN-TO-
CREDIT SCORE RATING             SCORE            BALANCE         VALUE RATIO
----------------------------------------------------------------------------
0 - 619                           181           $50,938             95.00%
--------------------------------------------------------------------------
620 - 639                         630            57,083             84.84
--------------------------------------------------------------------------
640 - 659                         650            51,218             82.05
--------------------------------------------------------------------------
660 - 679                         670            61,387             84.57
--------------------------------------------------------------------------
680 - 699                         689            63,901             82.77
--------------------------------------------------------------------------
700 - 719                         709            69,403             82.39
--------------------------------------------------------------------------
720 - 739                         729            68,915             81.62
--------------------------------------------------------------------------
740 - 759                         749            66,673             80.36
--------------------------------------------------------------------------
760 - 779                         769            67,812             79.71
--------------------------------------------------------------------------
780 - 799                         788            69,147             75.09
--------------------------------------------------------------------------
800 - 819                         807            63,194             69.53
--------------------------------------------------------------------------
820 - 839                         826            21,355             54.00
--------------------------------------------------------------------------
TOTAL:                            718           $64,847             80.82%
--------------------------------------------------------------------------

Non-zero Minimum: 436
Maximum: 836
Non-zero Weighted Average: 718





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

-----------------------------------------------------------------------------------------------------------

RANGE OF LOAN RATES

-----------------------------------------------------------------------------------------------------------


                                  NUMBER OF           AGGREGATE                PERCENTAGE OF
                                  MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING
RANGE OF LOAN RATES (%)             LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------------
3.501 - 4.000                          57             $3,794,467                           0.57%
-----------------------------------------------------------------------------------------------------------
4.501 - 5.000                       2,242            156,849,233                          23.47
-----------------------------------------------------------------------------------------------------------
5.001 - 5.500                           1                 30,395                           0.00
-----------------------------------------------------------------------------------------------------------
5.501 - 6.000                           1                 53,055                           0.01
-----------------------------------------------------------------------------------------------------------
7.001 - 7.500                         463             15,806,340                           2.37
-----------------------------------------------------------------------------------------------------------
7.501 - 8.000                         791             64,470,675                           9.65
-----------------------------------------------------------------------------------------------------------
8.001 - 8.500                       1,077             78,610,133                          11.76
-----------------------------------------------------------------------------------------------------------
8.501 - 9.000                       1,156             77,706,971                          11.63
-----------------------------------------------------------------------------------------------------------
9.001 - 9.500                       1,146             77,629,416                          11.62
-----------------------------------------------------------------------------------------------------------
9.501 - 10.000                      1,153             66,898,158                          10.01
-----------------------------------------------------------------------------------------------------------
10.001 - 10.500                       651             39,365,569                           5.89
-----------------------------------------------------------------------------------------------------------
10.501 - 11.000                       492             29,280,159                           4.38
-----------------------------------------------------------------------------------------------------------
11.001 - 11.500                       365             22,277,866                           3.33
-----------------------------------------------------------------------------------------------------------
11.501 - 12.000                       427             19,579,396                           2.93
-----------------------------------------------------------------------------------------------------------
12.001 - 12.500                       132              8,001,780                           1.20
-----------------------------------------------------------------------------------------------------------
12.501 - 13.000                        70              4,163,072                           0.62
-----------------------------------------------------------------------------------------------------------
13.001 - 13.500                        54              2,610,382                           0.39
-----------------------------------------------------------------------------------------------------------
13.501 - 14.000                        15                669,887                           0.10
-----------------------------------------------------------------------------------------------------------
14.001 - 14.500                         5                251,797                           0.04
-----------------------------------------------------------------------------------------------------------
14.501 - 15.000                         1                 20,735                           0.00
-----------------------------------------------------------------------------------------------------------
17.001 >=                               6                182,529                           0.03
-----------------------------------------------------------------------------------------------------------
TOTAL:                             10,305           $668,252,014                         100.00%
-----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                                         WEIGHTED
                                                     WEIGHTED                             AVERAGE
                                  WEIGHTED            AVERAGE           AVERAGE          COMBINED
                                   AVERAGE            CREDIT           PRINCIPAL         LOAN-TO-
RANGE OF LOAN RATES (%)           LOAN RATE            SCORE            BALANCE         VALUE RATIO
---------------------------------------------------------------------------------------------------
3.501 - 4.000                       4.000%               723           $66,570             86.32%
-------------------------------------------------------------------------------------------------
4.501 - 5.000                        4.990               714            69,960             81.59
-------------------------------------------------------------------------------------------------
5.001 - 5.500                        5.250               678            30,395             90.00
-------------------------------------------------------------------------------------------------
5.501 - 6.000                        6.000               721            53,055            100.38
-------------------------------------------------------------------------------------------------
7.001 - 7.500                        7.350               772            34,139             57.70
-------------------------------------------------------------------------------------------------
7.501 - 8.000                        7.898               754            81,505             71.15
-------------------------------------------------------------------------------------------------
8.001 - 8.500                        8.327               742            72,990             74.75
-------------------------------------------------------------------------------------------------
8.501 - 9.000                        8.846               727            67,221             81.63
-------------------------------------------------------------------------------------------------
9.001 - 9.500                        9.325               720            67,739             86.31
-------------------------------------------------------------------------------------------------
9.501 - 10.000                       9.813               709            58,021             87.95
-------------------------------------------------------------------------------------------------
10.001 - 10.500                     10.327               695            60,469             89.08
-------------------------------------------------------------------------------------------------
10.501 - 11.000                     10.810               685            59,513             91.12
-------------------------------------------------------------------------------------------------
11.001 - 11.500                     11.315               673            61,035             91.30
-------------------------------------------------------------------------------------------------
11.501 - 12.000                     11.809               665            45,853             91.36
-------------------------------------------------------------------------------------------------
12.001 - 12.500                     12.318               659            60,620             91.85
-------------------------------------------------------------------------------------------------
12.501 - 13.000                     12.846               654            59,472             92.24
-------------------------------------------------------------------------------------------------
13.001 - 13.500                     13.321               657            48,340             93.71
-------------------------------------------------------------------------------------------------
13.501 - 14.000                     13.855               652            44,659             90.29
-------------------------------------------------------------------------------------------------
14.001 - 14.500                     14.174               665            50,359             94.97
-------------------------------------------------------------------------------------------------
14.501 - 15.000                     14.750               657            20,735             90.00
-------------------------------------------------------------------------------------------------
17.001 >=                           17.872               651            30,421             91.54
-------------------------------------------------------------------------------------------------
TOTAL:                              8.314%               718           $64,847             80.82%
-------------------------------------------------------------------------------------------------

Minimum: 4.000%
Maximum: 18.000%
Non-zero Weighted Average: 8.314%





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

-------------------------------------------------------------------------------------------------------------------

RANGE OF ORIGINAL STATED TERM TO MATURITY

-------------------------------------------------------------------------------------------------------------------


                                 NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
RANGE OF ORIGINAL STATED         MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
TERM TO MATURITY (MONTHS)          LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
-------------------------------------------------------------------------------------------------------------------
120                                    9               $577,288                     0.09%                    9.937%
-------------------------------------------------------------------------------------------------------------------
180                                   14                722,641                     0.11                     9.931
-------------------------------------------------------------------------------------------------------------------
240                                8,568            558,934,068                    83.64                     8.029
-------------------------------------------------------------------------------------------------------------------
300                                1,340             82,290,134                    12.31                     9.941
-------------------------------------------------------------------------------------------------------------------
360                                  374             25,727,883                     3.85                     9.220
-------------------------------------------------------------------------------------------------------------------
TOTAL:                            10,305           $668,252,014                   100.00%                    8.314%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                     WEIGHTED
                                 WEIGHTED                             AVERAGE
                                  AVERAGE           AVERAGE          COMBINED
RANGE OF ORIGINAL STATED          CREDIT           PRINCIPAL         LOAN-TO-
TERM TO MATURITY (MONTHS)          SCORE            BALANCE         VALUE RATIO
-------------------------------------------------------------------------------
120                                  718           $64,143             84.76%
-----------------------------------------------------------------------------
180                                  712            51,617             82.64
-----------------------------------------------------------------------------
240                                  718            65,235             79.73
-----------------------------------------------------------------------------
300                                  713            61,411             89.46
-----------------------------------------------------------------------------
360                                  725            68,791             87.96
-----------------------------------------------------------------------------
TOTAL:                               718           $64,847             80.82%
-----------------------------------------------------------------------------

Minimum: 120 months
Maximum: 360 months
Weighted Average: 252 months





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

-------------------------------------------------------------------------------------------------------------------------------

RANGE OF REMAINING STATED TERM TO MATURITY

-------------------------------------------------------------------------------------------------------------------------------


                                   NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
RANGE OF REMAINING STATED          MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
TERM TO MATURITY (MONTHS)            LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
-------------------------------------------------------------------------------------------------------------------------------
85 - 96                                  2               $275,717                    0.04%                     8.250%
-------------------------------------------------------------------------------------------------------------------------------
97 - 108                                 4                105,785                    0.02                     13.822
-------------------------------------------------------------------------------------------------------------------------------
109 - 120                                3                195,786                    0.03                     10.214
-------------------------------------------------------------------------------------------------------------------------------
157 - 168                                2                137,397                    0.02                      9.520
-------------------------------------------------------------------------------------------------------------------------------
169 - 180                               17                860,035                    0.13                      9.506
-------------------------------------------------------------------------------------------------------------------------------
181 - 192                                9                641,083                    0.10                      8.024
-------------------------------------------------------------------------------------------------------------------------------
193 - 204                               15                769,917                    0.12                      8.043
-------------------------------------------------------------------------------------------------------------------------------
205 - 216                               58              2,677,545                    0.40                      7.493
-------------------------------------------------------------------------------------------------------------------------------
217 - 228                              171              9,195,032                    1.38                      7.620
-------------------------------------------------------------------------------------------------------------------------------
229 - 240                            8,310            545,375,700                   81.61                      8.038
-------------------------------------------------------------------------------------------------------------------------------
265 - 276                                2                 78,836                    0.01                     12.566
-------------------------------------------------------------------------------------------------------------------------------
277 - 288                               22              1,295,028                    0.19                     11.064
-------------------------------------------------------------------------------------------------------------------------------
289 - 300                            1,316             80,916,270                   12.11                      9.920
-------------------------------------------------------------------------------------------------------------------------------
313 - 324                                2                  9,215                    0.00                      9.250
-------------------------------------------------------------------------------------------------------------------------------
337 - 348                               31              1,236,469                    0.19                      9.048
-------------------------------------------------------------------------------------------------------------------------------
349 - 360                              341             24,482,199                    3.66                      9.229
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              10,305           $668,252,014                  100.00%                     8.314%
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                                                       WEIGHTED
                                   WEIGHTED                             AVERAGE
                                    AVERAGE           AVERAGE          COMBINED
RANGE OF REMAINING STATED           CREDIT           PRINCIPAL         LOAN-TO-
TERM TO MATURITY (MONTHS)            SCORE            BALANCE         VALUE RATIO
---------------------------------------------------------------------------------
85 - 96                                740          $137,858             76.05%
-------------------------------------------------------------------------------
97 - 108                               671            26,446             94.65
-------------------------------------------------------------------------------
109 - 120                              714            65,262             95.17
-------------------------------------------------------------------------------
157 - 168                              764            68,699             91.42
-------------------------------------------------------------------------------
169 - 180                              717            50,590             71.04
-------------------------------------------------------------------------------
181 - 192                              709            71,231             83.09
-------------------------------------------------------------------------------
193 - 204                              718            51,328             70.65
-------------------------------------------------------------------------------
205 - 216                              735            46,165             74.26
-------------------------------------------------------------------------------
217 - 228                              737            53,772             78.81
-------------------------------------------------------------------------------
229 - 240                              718            65,629             79.81
-------------------------------------------------------------------------------
265 - 276                              679            39,418             99.99
-------------------------------------------------------------------------------
277 - 288                              717            58,865             87.75
-------------------------------------------------------------------------------
289 - 300                              713            61,487             89.49
-------------------------------------------------------------------------------
313 - 324                              739             4,607             83.47
-------------------------------------------------------------------------------
337 - 348                              707            39,886             79.93
-------------------------------------------------------------------------------
349 - 360                              726            71,795             88.35
-------------------------------------------------------------------------------
TOTAL:                                 718           $64,847             80.82%
-------------------------------------------------------------------------------

Minimum: 90 months
Maximum: 358 months
Weighted Average: 249 months





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------------------------------------------

RANGE OF LOAN AGE

--------------------------------------------------------------------------------------------------------------------


                                  NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                                  MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
RANGE OF LOAN AGE (MONTHS)          LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
--------------------------------------------------------------------------------------------------------------------
<= 1                                3,482           $235,925,091                    35.30%                   6.668%
--------------------------------------------------------------------------------------------------------------------
2 - 5                               5,456            357,273,558                    53.46                    9.305
--------------------------------------------------------------------------------------------------------------------
6 - 9                                 915             51,973,294                     7.78                    8.979
--------------------------------------------------------------------------------------------------------------------
10 - 13                               195             10,076,015                     1.51                    8.598
--------------------------------------------------------------------------------------------------------------------
14 - 17                                89              4,065,265                     0.61                    8.216
--------------------------------------------------------------------------------------------------------------------
18 - 21                                66              3,941,001                     0.59                    8.039
--------------------------------------------------------------------------------------------------------------------
22 - 24                                16                557,106                     0.08                    8.593
--------------------------------------------------------------------------------------------------------------------
25 - 25                                 3                 83,494                     0.01                   12.465
--------------------------------------------------------------------------------------------------------------------
26 - 48                                69              3,441,317                     0.51                    7.637
--------------------------------------------------------------------------------------------------------------------
49 - 72                                14                915,874                     0.14                    8.136
--------------------------------------------------------------------------------------------------------------------
TOTAL:                             10,305           $668,252,014                   100.00%                   8.314%
--------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                                                   WEIGHTED
                                  WEIGHTED                          AVERAGE
                                   AVERAGE        AVERAGE          COMBINED
                                   CREDIT        PRINCIPAL         LOAN-TO-
RANGE OF LOAN AGE (MONTHS)          SCORE         BALANCE         VALUE RATIO
-----------------------------------------------------------------------------
<= 1                                 714           $67,756             80.36%
-----------------------------------------------------------------------------
2 - 5                                719            65,483             81.82
-----------------------------------------------------------------------------
6 - 9                                724            56,801             78.34
-----------------------------------------------------------------------------
10 - 13                              728            51,672             79.92
-----------------------------------------------------------------------------
14 - 17                              719            45,677             76.18
-----------------------------------------------------------------------------
18 - 21                              744            59,712             82.76
-----------------------------------------------------------------------------
22 - 24                              717            34,819             83.23
-----------------------------------------------------------------------------
25 - 25                              685            27,831             97.81
-----------------------------------------------------------------------------
26 - 48                              734            49,874             72.33
-----------------------------------------------------------------------------
49 - 72                              723            65,420             74.01
-----------------------------------------------------------------------------
TOTAL:                               718           $64,847             80.82%
-----------------------------------------------------------------------------

Minimum: 0 months
Maximum: 61 months
Weighted Average: 3 months





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

----------------------------------------------------------------------------------------------------------------------

RANGE OF CREDIT LIMITS

----------------------------------------------------------------------------------------------------------------------


                                   NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                                   MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
RANGE OF CREDIT LIMITS ($)           LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
----------------------------------------------------------------------------------------------------------------------
5,000.00 - 7,499.99                      1                 $4,619                     0.00%                    9.250%
----------------------------------------------------------------------------------------------------------------------
10,000.00 - 10,000.00                   15                134,055                     0.02                     8.826
----------------------------------------------------------------------------------------------------------------------
10,000.01 - 20,000.00                  373              5,349,946                     0.80                     8.551
----------------------------------------------------------------------------------------------------------------------
20,000.01 - 30,000.00                  987             20,826,781                     3.12                     8.781
----------------------------------------------------------------------------------------------------------------------
30,000.01 - 40,000.00                  979             30,068,742                     4.50                     8.881
----------------------------------------------------------------------------------------------------------------------
40,000.01 - 50,000.00                1,097             40,873,934                     6.12                     8.871
----------------------------------------------------------------------------------------------------------------------
50,000.01 - 60,000.00                  830             38,977,768                     5.83                     8.867
----------------------------------------------------------------------------------------------------------------------
60,000.01 - 70,000.00                  716             39,676,992                     5.94                     8.743
----------------------------------------------------------------------------------------------------------------------
70,000.01 - 80,000.00                  727             43,656,383                     6.53                     8.688
----------------------------------------------------------------------------------------------------------------------
80,000.01 - 90,000.00                  434             29,248,831                     4.38                     8.594
----------------------------------------------------------------------------------------------------------------------
90,000.01 - 100,000.00                 942             56,491,663                     8.45                     8.231
----------------------------------------------------------------------------------------------------------------------
100,000.01 - 200,000.00              2,567            259,414,365                    38.82                     8.197
----------------------------------------------------------------------------------------------------------------------
200,000.01 - 300,000.00                453             61,819,160                     9.25                     7.652
----------------------------------------------------------------------------------------------------------------------
300,000.01 - 400,000.00                 90             18,053,945                     2.70                     7.858
----------------------------------------------------------------------------------------------------------------------
400,000.01 - 500,000.00                 89             21,710,616                     3.25                     7.139
----------------------------------------------------------------------------------------------------------------------
500,000.01 - 600,000.00                  2                543,473                     0.08                     5.995
----------------------------------------------------------------------------------------------------------------------
600,000.01 - 700,000.00                  3              1,400,741                     0.21                     6.027
----------------------------------------------------------------------------------------------------------------------
TOTAL:                              10,305           $668,252,014                   100.00%                    8.314%
----------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------
                                                                       WEIGHTED
                                   WEIGHTED                             AVERAGE
                                    AVERAGE           AVERAGE          COMBINED
                                    CREDIT           PRINCIPAL         LOAN-TO-
RANGE OF CREDIT LIMITS ($)           SCORE            BALANCE         VALUE RATIO
---------------------------------------------------------------------------------
5,000.00 - 7,499.99                   686            $4,619             75.23%
------------------------------------------------------------------------------
10,000.00 - 10,000.00                 705             8,937             83.43
------------------------------------------------------------------------------
10,000.01 - 20,000.00                 709            14,343             81.73
------------------------------------------------------------------------------
20,000.01 - 30,000.00                 706            21,101             80.68
------------------------------------------------------------------------------
30,000.01 - 40,000.00                 707            30,714             84.76
------------------------------------------------------------------------------
40,000.01 - 50,000.00                 707            37,260             82.59
------------------------------------------------------------------------------
50,000.01 - 60,000.00                 707            46,961             87.16
------------------------------------------------------------------------------
60,000.01 - 70,000.00                 707            55,415             88.70
------------------------------------------------------------------------------
70,000.01 - 80,000.00                 709            60,050             85.21
------------------------------------------------------------------------------
80,000.01 - 90,000.00                 712            67,394             88.40
------------------------------------------------------------------------------
90,000.01 - 100,000.00                718            59,970             76.86
------------------------------------------------------------------------------
100,000.01 - 200,000.00               716           101,057             81.87
------------------------------------------------------------------------------
200,000.01 - 300,000.00               744           136,466             74.22
---------------------------------------------------------
300,000.01 - 400,000.00               752           200,599             75.41
------------------------------------------------------------------------------
400,000.01 - 500,000.00               755           243,940             68.49
------------------------------------------------------------------------------
500,000.01 - 600,000.00               739           271,736             71.01
------------------------------------------------------------------------------
600,000.01 - 700,000.00               725           466,914             75.68
------------------------------------------------------------------------------
TOTAL:                                718           $64,847             80.82%
------------------------------------------------------------------------------

Minimum: $6,550
Maximum: $700,000
Average: $95,381
Total: $982,906,173





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

----------------------------------------------------------------------------------------------------------------

RANGE OF CREDIT LIMIT UTILIZATION RATES

----------------------------------------------------------------------------------------------------------------


                              NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
RANGE OF CREDIT LIMIT         MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
UTILIZATION RATES (%)           LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
----------------------------------------------------------------------------------------------------------------
0.00 - 9.99                         6                $74,013                     0.01%                    8.368%
----------------------------------------------------------------------------------------------------------------
10.00 - 19.99                     850             17,457,060                     2.61                     7.695
----------------------------------------------------------------------------------------------------------------
20.00 - 29.99                     713             22,879,695                     3.42                     7.940
----------------------------------------------------------------------------------------------------------------
30.00 - 39.99                     549             21,740,663                     3.25                     8.103
----------------------------------------------------------------------------------------------------------------
40.00 - 49.99                     652             31,218,349                     4.67                     7.996
----------------------------------------------------------------------------------------------------------------
50.00 - 59.99                     611             33,889,640                     5.07                     8.149
----------------------------------------------------------------------------------------------------------------
60.00 - 69.99                     500             31,390,028                     4.70                     8.021
----------------------------------------------------------------------------------------------------------------
70.00 - 79.99                     456             36,708,461                     5.49                     8.110
----------------------------------------------------------------------------------------------------------------
80.00 - 89.99                     398             32,793,050                     4.91                     8.258
----------------------------------------------------------------------------------------------------------------
90.00 - 99.99                   1,816            137,604,451                    20.59                     8.212
----------------------------------------------------------------------------------------------------------------
100.00 - 101.99                 3,348            275,553,555                    41.23                     8.374
----------------------------------------------------------------------------------------------------------------
102.00 - 103.99                   398             26,385,998                     3.95                    10.307
----------------------------------------------------------------------------------------------------------------
104.00 - 105.99                     7                497,897                     0.07                    13.633
----------------------------------------------------------------------------------------------------------------
106.00 - 107.99                     1                 59,155                     0.01                     9.000
----------------------------------------------------------------------------------------------------------------
TOTAL:                         10,305           $668,252,014                   100.00%                    8.314%
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                                                 WEIGHTED
                              WEIGHTED                            AVERAGE
                              AVERAGE           AVERAGE          COMBINED
RANGE OF CREDIT LIMIT         CREDIT           PRINCIPAL         LOAN-TO-
UTILIZATION RATES (%)          SCORE            BALANCE         VALUE RATIO
---------------------------------------------------------------------------
0.00 - 9.99                      745           $12,335             78.95%
-------------------------------------------------------------------------
10.00 - 19.99                    742            20,538             73.81
-------------------------------------------------------------------------
20.00 - 29.99                    734            32,089             75.22
-------------------------------------------------------------------------
30.00 - 39.99                    735            39,600             76.80
-------------------------------------------------------------------------
40.00 - 49.99                    730            47,881             75.15
-------------------------------------------------------------------------
50.00 - 59.99                    727            55,466             77.48
-------------------------------------------------------------------------
60.00 - 69.99                    725            62,780             77.60
-------------------------------------------------------------------------
70.00 - 79.99                    723            80,501             77.65
-------------------------------------------------------------------------
80.00 - 89.99                    720            82,395             80.23
-------------------------------------------------------------------------
90.00 - 99.99                    717            75,773             84.39
-------------------------------------------------------------------------
100.00 - 101.99                  711            82,304             87.28
-------------------------------------------------------------------------
102.00 - 103.99                  704            66,296             90.98
-------------------------------------------------------------------------
104.00 - 105.99                  725            71,128             97.13
-------------------------------------------------------------------------
106.00 - 107.99                  701            59,155             72.24
-------------------------------------------------------------------------
TOTAL:                           718           $64,847             80.82%
-------------------------------------------------------------------------

Minimum: 10.00%
Maximum: 107.55%
Weighted Average Credit Utilization Ratio: 67.99%





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

---------------------------------------------------------------------------------------------------------------------

RANGE OF MARGINS

---------------------------------------------------------------------------------------------------------------------


                                   NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                                   MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
RANGE OF MARGINS (%)                 LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
---------------------------------------------------------------------------------------------------------------------
<= -0.251                              998            $62,149,396                     9.30%                    6.958%
---------------------------------------------------------------------------------------------------------------------
-0.250 - -0.001                        692             55,222,298                     8.26                     7.512
---------------------------------------------------------------------------------------------------------------------
0.000 - 0.249                          682             52,765,254                     7.90                     7.459
---------------------------------------------------------------------------------------------------------------------
0.250 - 0.499                          709             49,176,113                     7.36                     7.728
---------------------------------------------------------------------------------------------------------------------
0.500 - 0.749                          641             44,992,718                     6.73                     8.000
---------------------------------------------------------------------------------------------------------------------
0.750 - 0.999                          890             57,849,391                     8.66                     8.182
---------------------------------------------------------------------------------------------------------------------
1.000 - 1.249                          736             49,214,907                     7.36                     8.344
---------------------------------------------------------------------------------------------------------------------
1.250 - 1.499                          624             43,079,455                     6.45                     8.470
---------------------------------------------------------------------------------------------------------------------
1.500 - 1.749                          965             54,815,278                     8.20                     8.689
---------------------------------------------------------------------------------------------------------------------
1.750 - 1.999                          478             31,344,491                     4.69                     8.474
---------------------------------------------------------------------------------------------------------------------
2.000 - 2.249                          478             29,064,299                     4.35                     8.723
---------------------------------------------------------------------------------------------------------------------
2.250 - 2.499                          380             26,120,683                     3.91                     8.909
---------------------------------------------------------------------------------------------------------------------
2.500 - 2.749                          389             21,653,474                     3.24                     9.194
---------------------------------------------------------------------------------------------------------------------
2.750 - 2.999                          217             14,051,866                     2.10                     9.401
---------------------------------------------------------------------------------------------------------------------
3.000 - 3.249                          326             19,655,018                     2.94                     9.704
---------------------------------------------------------------------------------------------------------------------
3.250 - 3.499                          159              9,989,397                     1.49                     9.387
---------------------------------------------------------------------------------------------------------------------
3.500 - 3.999                          574             26,862,819                     4.02                     9.831
---------------------------------------------------------------------------------------------------------------------
4.000 - 4.499                          169             10,039,368                     1.50                    10.517
---------------------------------------------------------------------------------------------------------------------
4.500 - 4.999                          101              5,473,811                     0.82                    10.901
---------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                           58              2,986,293                     0.45                    11.383
---------------------------------------------------------------------------------------------------------------------
5.500 - 5.999                           27              1,371,772                     0.21                    10.097
---------------------------------------------------------------------------------------------------------------------
6.000 - 6.499                            5                170,647                     0.03                     8.256
---------------------------------------------------------------------------------------------------------------------
6.500 - 6.999                            1                 20,735                     0.00                    14.750
---------------------------------------------------------------------------------------------------------------------
8.500 - 8.999                            1                 15,393                     0.00                    17.125
---------------------------------------------------------------------------------------------------------------------
9.000 - 9.499                            1                 15,693                     0.00                    17.375
---------------------------------------------------------------------------------------------------------------------
9.500 - 9.999                            2                 41,417                     0.01                    18.000
---------------------------------------------------------------------------------------------------------------------
10.000 - 10.499                          2                110,026                     0.02                    18.000
---------------------------------------------------------------------------------------------------------------------
TOTAL:                              10,305           $668,252,014                   100.00%                    8.314%
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------
                                                                       WEIGHTED
                                   WEIGHTED                             AVERAGE
                                    AVERAGE         AVERAGE            COMBINED
                                    CREDIT         PRINCIPAL           LOAN-TO-
RANGE OF MARGINS (%)                 SCORE          BALANCE           VALUE RATIO
---------------------------------------------------------------------------------
<= -0.251                             760           $62,274            68.15%
-------------------------------------------------------------------------------
-0.250 - -0.001                       751            79,801             70.83
------------------------------------------------------------------------------
0.000 - 0.249                         743            77,368             75.18
------------------------------------------------------------------------------
0.250 - 0.499                         736            69,360             76.74
------------------------------------------------------------------------------
0.500 - 0.749                         731            70,191             81.42
------------------------------------------------------------------------------
0.750 - 0.999                         723            64,999             83.17
------------------------------------------------------------------------------
1.000 - 1.249                         719            66,868             86.18
------------------------------------------------------------------------------
1.250 - 1.499                         720            69,038             86.65
------------------------------------------------------------------------------
1.500 - 1.749                         711            56,803             87.76
------------------------------------------------------------------------------
1.750 - 1.999                         701            65,574             88.71
------------------------------------------------------------------------------
2.000 - 2.249                         700            60,804             90.57
------------------------------------------------------------------------------
2.250 - 2.499                         686            68,739             87.74
------------------------------------------------------------------------------
2.500 - 2.749                         686            55,664             91.66
------------------------------------------------------------------------------
2.750 - 2.999                         676            64,755             89.91
------------------------------------------------------------------------------
3.000 - 3.249                         672            60,291             91.36
------------------------------------------------------------------------------
3.250 - 3.499                         670            62,826             91.10
------------------------------------------------------------------------------
3.500 - 3.999                         661            46,799             90.97
------------------------------------------------------------------------------
4.000 - 4.499                         662            59,405             92.06
------------------------------------------------------------------------------
4.500 - 4.999                         651            54,196             92.31
------------------------------------------------------------------------------
5.000 - 5.499                         656            51,488             93.56
------------------------------------------------------------------------------
5.500 - 5.999                         648            50,806             92.40
------------------------------------------------------------------------------
6.000 - 6.499                         660            34,129             91.89
------------------------------------------------------------------------------
6.500 - 6.999                         657            20,735             90.00
------------------------------------------------------------------------------
8.500 - 8.999                         651            15,393             89.94
------------------------------------------------------------------------------
9.000 - 9.499                         629            15,693            100.34
------------------------------------------------------------------------------
9.500 - 9.999                         610            20,708             92.88
------------------------------------------------------------------------------
10.000 - 10.499                       669            55,013             90.00
------------------------------------------------------------------------------
TOTAL:                                718           $64,847             80.82%
------------------------------------------------------------------------------

Minimum: -1.000%
Maximum: 10.000%
Weighted Average: 1.161%





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

----------------------------------------------------------------------------------------------------------------

STATE

----------------------------------------------------------------------------------------------------------------


                              NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                              MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
STATE                           LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
----------------------------------------------------------------------------------------------------------------
California                      5,472           $398,162,086                   59.58%                    8.211%
----------------------------------------------------------------------------------------------------------------
Florida                           738             37,438,314                    5.60                     8.861
----------------------------------------------------------------------------------------------------------------
Arizona                           374             23,841,661                    3.57                     8.129
----------------------------------------------------------------------------------------------------------------
New York                          393             23,721,823                    3.55                     8.558
----------------------------------------------------------------------------------------------------------------
Maryland                          291             18,261,566                    2.73                     8.288
----------------------------------------------------------------------------------------------------------------
New Jersey                        325             17,769,689                    2.66                     8.631
----------------------------------------------------------------------------------------------------------------
Virginia                          279             16,483,028                    2.47                     8.657
----------------------------------------------------------------------------------------------------------------
Massachusetts                     207             14,487,247                    2.17                     7.968
----------------------------------------------------------------------------------------------------------------
Nevada                            246             14,267,940                    2.14                     8.231
----------------------------------------------------------------------------------------------------------------
Colorado                          202             13,553,929                    2.03                     7.971
----------------------------------------------------------------------------------------------------------------
Washington                        221             13,227,648                    1.98                     8.463
----------------------------------------------------------------------------------------------------------------
Illinois                          181              9,447,771                    1.41                     8.524
----------------------------------------------------------------------------------------------------------------
Hawaii                            127              8,446,228                    1.26                     8.413
----------------------------------------------------------------------------------------------------------------
Oregon                            123              7,127,125                    1.07                     8.842
----------------------------------------------------------------------------------------------------------------
Michigan                          116              5,410,357                    0.81                     9.137
----------------------------------------------------------------------------------------------------------------
Connecticut                        91              5,197,399                    0.78                     8.671
----------------------------------------------------------------------------------------------------------------
Pennsylvania                      108              4,499,554                    0.67                     8.360
----------------------------------------------------------------------------------------------------------------
Georgia                            83              4,289,012                    0.64                     8.607
----------------------------------------------------------------------------------------------------------------
North Carolina                     90              3,729,993                    0.56                     7.971
----------------------------------------------------------------------------------------------------------------
Missouri                           70              3,380,068                    0.51                     8.650
----------------------------------------------------------------------------------------------------------------
Utah                               69              3,116,634                    0.47                     8.417
----------------------------------------------------------------------------------------------------------------
Minnesota                          72              3,009,530                    0.45                     8.885
----------------------------------------------------------------------------------------------------------------
Idaho                              45              2,548,911                    0.38                     8.514
----------------------------------------------------------------------------------------------------------------
Ohio                               57              1,929,099                    0.29                     9.254
----------------------------------------------------------------------------------------------------------------
South Carolina                     26              1,706,036                    0.26                     8.215
----------------------------------------------------------------------------------------------------------------
New Hampshire                      29              1,634,609                    0.24                     8.723
----------------------------------------------------------------------------------------------------------------
District Of Columbia               16              1,386,884                    0.21                     6.314
----------------------------------------------------------------------------------------------------------------
Rhode Island                       26              1,140,197                    0.17                     8.225
----------------------------------------------------------------------------------------------------------------
New Mexico                         21              1,106,771                    0.17                     8.616
----------------------------------------------------------------------------------------------------------------
Kansas                             20                810,268                    0.12                     8.408
----------------------------------------------------------------------------------------------------------------
Other                             187              7,120,639                    1.07                     8.394
----------------------------------------------------------------------------------------------------------------
TOTAL:                         10,305           $668,252,014                  100.00%                    8.314%
----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------

STATE

-------------------------------------------------------------------------
                                                               WEIGHTED
                              WEIGHTED                          AVERAGE
                               AVERAGE        AVERAGE          COMBINED
                               CREDIT        PRINCIPAL         LOAN-TO-
STATE                           SCORE         BALANCE         VALUE RATIO
-------------------------------------------------------------------------
California                      719           $72,764            80.05%
------------------------------------------------------------------------
Florida                         703            50,729             83.08
------------------------------------------------------------------------
Arizona                         725            63,748             81.51
------------------------------------------------------------------------
New York                        711            60,361             79.22
------------------------------------------------------------------------
Maryland                        717            62,755             82.74
------------------------------------------------------------------------
New Jersey                      718            54,676             80.42
------------------------------------------------------------------------
Virginia                        710            59,079             85.10
------------------------------------------------------------------------
Massachusetts                   735            69,987             79.06
------------------------------------------------------------------------
Nevada                          712            58,000             79.17
------------------------------------------------------------------------
Colorado                        734            67,099             83.72
------------------------------------------------------------------------
Washington                      714            59,854             82.74
------------------------------------------------------------------------
Illinois                        721            52,198             84.52
------------------------------------------------------------------------
Hawaii                          725            66,506             78.52
------------------------------------------------------------------------
Oregon                          711            57,944             85.32
------------------------------------------------------------------------
Michigan                        727            46,641             90.57
------------------------------------------------------------------------
Connecticut                     716            57,114             79.45
------------------------------------------------------------------------
Pennsylvania                    717            41,663             84.00
------------------------------------------------------------------
Georgia                         703            51,675             88.68
------------------------------------------------------------------------
North Carolina                  726            41,444             79.51
------------------------------------------------------------------------
Missouri                        706            48,287             82.83
------------------------------------------------------------------------
Utah                            725            45,169             83.82
------------------------------------------------------------------------
Minnesota                       719            41,799             85.66
------------------------------------------------------------------------
Idaho                           714            56,642             81.23
------------------------------------------------------------------------
Ohio                            717            33,844             87.34
------------------------------------------------------------------------
South Carolina                  717            65,617             83.60
------------------------------------------------------------------------
New Hampshire                   728            56,366             81.53
------------------------------------------------------------------------
District Of Columbia            727            86,680             79.51
-----------------------------------------------------------------------
Rhode Island                    711            43,854             85.47
------------------------------------------------------------------------
New Mexico                      722            52,703             83.99
------------------------------------------------------------------------
Kansas                          747            40,513             75.61
------------------------------------------------------------------------
Other                           716            38,078             80.07
------------------------------------------------------------------------
TOTAL:                          718           $64,847             80.82%
------------------------------------------------------------------------





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

-----------------------------------------------------------------------------------------------------------------

DOCUMENTATION TYPE

-----------------------------------------------------------------------------------------------------------------


                               NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                               MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
DOCUMENTATION TYPE               LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
-----------------------------------------------------------------------------------------------------------------
Full                             3,266           $208,160,578                    31.15%                    8.238%
-----------------------------------------------------------------------------------------------------------------
Stated                           7,030            459,827,541                    68.81                     8.348
-----------------------------------------------------------------------------------------------------------------
Fast Forward                         9                263,896                     0.04                     9.454
-----------------------------------------------------------------------------------------------------------------
TOTAL:                          10,305           $668,252,014                   100.00%                    8.314%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                                                   WEIGHTED
                               WEIGHTED                             AVERAGE
                                AVERAGE           AVERAGE          COMBINED
                                CREDIT           PRINCIPAL         LOAN-TO-
DOCUMENTATION TYPE               SCORE            BALANCE         VALUE RATIO
-----------------------------------------------------------------------------
Full                               731           $63,736             77.34%
---------------------------------------------------------------------------
Stated                             712            65,409             82.59
---------------------------------------------------------------------------
Fast Forward                       721            29,322             85.55
---------------------------------------------------------------------------
TOTAL:                             718           $64,847             80.82%
---------------------------------------------------------------------------





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------------------------------------

PROPERTY TYPE

--------------------------------------------------------------------------------------------------------------


                            NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                            MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
PROPERTY TYPE                 LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
--------------------------------------------------------------------------------------------------------------
1-4 Family                    7,375           $480,313,486                    71.88%                    8.296%
--------------------------------------------------------------------------------------------------------------
PUD                           1,813            126,081,073                    18.87                     8.401
--------------------------------------------------------------------------------------------------------------
Condo                         1,117             61,857,455                     9.26                     8.270
--------------------------------------------------------------------------------------------------------------
TOTAL:                       10,305           $668,252,014                   100.00%                    8.314%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                                                                WEIGHTED
                            WEIGHTED                             AVERAGE
                             AVERAGE           AVERAGE          COMBINED
                             CREDIT           PRINCIPAL         LOAN-TO-
Property Type                 SCORE            BALANCE         VALUE RATIO
--------------------------------------------------------------------------
1-4 Family                      718           $65,127            79.95%
------------------------------------------------------------------------
PUD                             716            69,543             82.76
------------------------------------------------------------------------
Condo                           718            55,378             83.89
------------------------------------------------------------------------
TOTAL:                          718           $64,847            80.82%
------------------------------------------------------------------------





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

----------------------------------------------------------------------------------------------------------------------

ORIGINAL DRAW PERIOD

----------------------------------------------------------------------------------------------------------------------


                                    NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                                    MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
ORIGINAL DRAW PERIOD (MONTHS)         LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
----------------------------------------------------------------------------------------------------------------------
60                                        8               $410,651                     0.06%                    8.883%
----------------------------------------------------------------------------------------------------------------------
120                                  10,295            667,744,671                    99.92                     8.313
----------------------------------------------------------------------------------------------------------------------
180                                       2                 96,692                     0.01                     9.407
----------------------------------------------------------------------------------------------------------------------
TOTAL:                               10,305           $668,252,014                   100.00%                    8.314%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                                                        WEIGHTED
                                    WEIGHTED                             AVERAGE
                                     AVERAGE           AVERAGE          COMBINED
                                     CREDIT           PRINCIPAL         LOAN-TO-
Original Draw Period (Months)         SCORE            BALANCE         VALUE RATIO
----------------------------------------------------------------------------------
60                                      726           $51,331             87.05%
--------------------------------------------------------------------------------
120                                     718            64,861             80.82
--------------------------------------------------------------------------------
180                                     663            48,346             73.10
--------------------------------------------------------------------------------
TOTAL:                                  718           $64,847             80.82%
--------------------------------------------------------------------------------

Minimum: 60 months
Maximum: 180 months
Weighted Average: 120 months





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------------------------------------------

MAXIMUM LOAN RATES

--------------------------------------------------------------------------------------------------------------------


                                  NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                                  MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
MAXIMUM LOAN RATES (%)              LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
--------------------------------------------------------------------------------------------------------------------
16                                     90             $3,356,217                      0.50%                   8.479%
--------------------------------------------------------------------------------------------------------------------
18                                 10,215            664,895,797                     99.50                    8.313
--------------------------------------------------------------------------------------------------------------------
TOTAL:                             10,305           $668,252,014                    100.00%                   8.314%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      WEIGHTED
                                  WEIGHTED                             AVERAGE
                                   AVERAGE           AVERAGE          COMBINED
                                   CREDIT           PRINCIPAL         LOAN-TO-
MAXIMUM LOAN RATES (%)              SCORE            BALANCE         VALUE RATIO
--------------------------------------------------------------------------------
16                                    722           $37,291             81.23%
------------------------------------------------------------------------------
18                                    718            65,090             80.82
------------------------------------------------------------------------------
TOTAL:                                718           $64,847             80.82%
------------------------------------------------------------------------------

Minimum: 16.000%
Maximum: 18.000%
Weighted Average: 17.990%





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------------------------------------

LIEN POSITION

--------------------------------------------------------------------------------------------------------------


                            NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                            MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
LIEN POSITION                 LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
--------------------------------------------------------------------------------------------------------------
1st Lien                        135            $10,544,107                     1.58%                    7.441%
--------------------------------------------------------------------------------------------------------------
2nd Lien                     10,170            657,707,908                    98.42                     8.328
--------------------------------------------------------------------------------------------------------------
TOTAL:                       10,305           $668,252,014                   100.00%                    8.314%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                                                                WEIGHTED
                            WEIGHTED                             AVERAGE
                             AVERAGE           AVERAGE          COMBINED
                             CREDIT           PRINCIPAL         LOAN-TO-
Lien Position                 SCORE            BALANCE         VALUE RATIO
--------------------------------------------------------------------------
1st Lien                        750           $78,104             49.92%
------------------------------------------------------------------------
2nd Lien                        717            64,671             81.43
------------------------------------------------------------------------
TOTAL:                          718           $64,847             80.82%
------------------------------------------------------------------------





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------------------------------------------------

NEGATIVELY AMORTIZING FIRST LIENS

--------------------------------------------------------------------------------------------------------------------------


                                        NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                                        MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
NEGATIVELY AMORTIZING FIRST LIENS         LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
--------------------------------------------------------------------------------------------------------------------------
N                                         7,076           $468,914,919                    71.30%                   8.194%
--------------------------------------------------------------------------------------------------------------------------
Y                                         3,094            188,792,988                    28.70                    8.659
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                   10,170           $657,707,908                   100.00%                   8.328%
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                                          WEIGHTED
                                        WEIGHTED                           AVERAGE
                                         AVERAGE         AVERAGE          COMBINED
                                         CREDIT          PRINCIPAL        LOAN-TO-
NEGATIVELY AMORTIZING FIRST LIENS         SCORE          BALANCE         VALUE RATIO
------------------------------------------------------------------------------------
N                                          720           $66,268             80.15%
-----------------------------------------------------------------------------------
Y                                          711            61,019             85.43
-----------------------------------------------------------------------------------
TOTAL:                                     717           $64,671             81.43%
-----------------------------------------------------------------------------------

*For 2nd Liens Only





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

-----------------------------------------------------------------------------------------------------------------------------

RANGE OF MAXIMUM COMBINED LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------


                                 NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
RANGE OF MAXIMUM COMBINED        MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
LOAN-TO-VALUE RATIOS (%)           LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
-----------------------------------------------------------------------------------------------------------------------------
0.01 - 70.00                       1,465            $91,495,367                    13.69%                    7.554%
-----------------------------------------------------------------------------------------------------------------------------
70.01 - 75.00                        505             39,027,436                     5.84                     7.760
-----------------------------------------------------------------------------------------------------------------------------
75.01 - 80.00                      1,159             80,506,095                    12.05                     7.745
-----------------------------------------------------------------------------------------------------------------------------
80.01 - 85.00                        738             45,361,633                     6.79                     7.790
-----------------------------------------------------------------------------------------------------------------------------
85.01 - 90.00                      1,903            113,928,785                    17.05                     8.188
-----------------------------------------------------------------------------------------------------------------------------
90.01 - 95.00                      1,452             93,591,156                    14.01                     8.417
-----------------------------------------------------------------------------------------------------------------------------
95.01 - 100.00                     1,793            122,320,120                    18.30                     9.031
-----------------------------------------------------------------------------------------------------------------------------
100.01 - 105.00                    1,232             76,996,473                    11.52                     9.378
-----------------------------------------------------------------------------------------------------------------------------
105.01 - 110.00                       44              3,701,895                     0.55                     6.582
-----------------------------------------------------------------------------------------------------------------------------
110.01 >=                             14              1,323,054                     0.20                     9.973
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                            10,305           $668,252,014                   100.00%                    8.314%
-----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                     WEIGHTED
                                 WEIGHTED                             AVERAGE
                                  AVERAGE           AVERAGE          COMBINED
RANGE OF MAXIMUM COMBINED         CREDIT           PRINCIPAL         LOAN-TO-
LOAN-TO-VALUE RATIOS (%)           SCORE            BALANCE         VALUE RATIO
-------------------------------------------------------------------------------
0.01 - 70.00                         732           $62,454             55.72%
-----------------------------------------------------------------------------
70.01 - 75.00                        727            77,282             72.40
-----------------------------------------------------------------------------
75.01 - 80.00                        728            69,462             78.21
-----------------------------------------------------------------------------
80.01 - 85.00                        722            61,466             81.14
-----------------------------------------------------------------------------
85.01 - 90.00                        708            59,868             87.92
-----------------------------------------------------------------------------
90.01 - 95.00                        709            64,457             91.96
-----------------------------------------------------------------------------
95.01 - 100.00                       714            68,221             93.95
-----------------------------------------------------------------------------
100.01 - 105.00                      713            62,497             92.76
-----------------------------------------------------------------------------
105.01 - 110.00                      732            84,134             99.53
-----------------------------------------------------------------------------
110.01 >=                            733            94,504            114.76
-----------------------------------------------------------------------------
TOTAL:                               718           $64,847             80.82%
-----------------------------------------------------------------------------

Minimum: 3.48%
Maximum: 279.20%
Non-zero Weighted Average: 85.71%





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.

LEHMAN BROTHERS               RESIDENTIAL MORTGAGE FINANCE

------------------------------------------------------------------------------------------------------------------

DAYS DELINQUENT

------------------------------------------------------------------------------------------------------------------


                                NUMBER OF           AGGREGATE                PERCENTAGE OF               WEIGHTED
                                MORTGAGE           OUTSTANDING           AGGREGATE OUTSTANDING            AVERAGE
DAYS DELINQUENT                   LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE             LOAN RATE
------------------------------------------------------------------------------------------------------------------
<= 29                            10,297           $667,594,379                    99.90%                    8.312%
------------------------------------------------------------------------------------------------------------------
30 - 59                               5                356,591                     0.05                    10.343
------------------------------------------------------------------------------------------------------------------
60 - 89                               2                116,681                     0.02                     9.664
------------------------------------------------------------------------------------------------------------------
90 - 119                              1                184,364                     0.03                     8.750
------------------------------------------------------------------------------------------------------------------
TOTAL:                           10,305           $668,252,014                   100.00%                    8.314%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------

DAYS DELINQUENT

------------------------------------------------------------------------------
                                                                    WEIGHTED
                                WEIGHTED                             AVERAGE
                                 AVERAGE           AVERAGE          COMBINED
                                 CREDIT           PRINCIPAL         LOAN-TO-
DAYS DELINQUENT                   SCORE            BALANCE         VALUE RATIO
------------------------------------------------------------------------------
<= 29                               718           $64,834             80.81%
----------------------------------------------------------------------------
30 - 59                             720            71,318             95.22
----------------------------------------------------------------------------
60 - 89                             640            58,340             61.96
----------------------------------------------------------------------------
90 - 119                            763           184,364            100.00
----------------------------------------------------------------------------
TOTAL:                              718           $64,847             80.82%
----------------------------------------------------------------------------





The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext
9519.